Exhibit 24

POWER OF ATTORNEY

The undersigned (the 'Reporting Person') hereby constitutes and appoints Leslie Moriyama, Bradley Ehrman and Martye Miller, and each of them, as the Reporting Person's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the 'SEC') a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer of Dorchester Minerals, L.P. (the
'Partnership') or as a manager of the general partner of the general partner of the Partnership, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's reasonable discretion.

The Reporting Person grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present. The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Person, is not assuming, nor is the Partnership assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in securities issued by, the Partnership, unless earlier revoked by the Reporting Person in a signed writing delivered to the attorney-in-fact.


IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed on June 29, 2017.



/s/ William Casey McManemin
Name: William Casey McManemin